Exhibit 10.28.5

Execution Copy

ASSIGNMENT OF INSURANCES

DATED AS OF

DECEMBER 1, 2004

MADE BY

TRAILER BRIDGE, INC.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

ASSIGNMENT OF INSURANCES

This ASSIGNMENT OF INSURANCES, dated as of December 1, 2004, is entered into by and among TRAILER BRIDGE, INC., a Delaware corporation, (the “Assignor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (acting in such capacity, together with its successors and assigns, the “Trustee”).

RECITALS

WHEREAS, the Assignor intends to issue US$85,000,000 in principal amount of its senior secured notes due 2011 pursuant to the indenture dated as of December 1, 2004 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Assignor, and the Trustee;

WHEREAS, the Indenture requires the Assignor to secure the payment of the Notes by Liens on, among other things, the Collateral (as herein defined);

WHEREAS, this Agreement sets forth the terms on which the Assignor has agreed to grant Liens on the Collateral in favor of the Trustee for the benefit of the holders of the Notes.

NOW, THEREFORE, in consideration of the premises herein and to induce the holders of the Notes to enter into the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein:

(a) terms defined above have the meanings given such terms above;

(b) unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture;

(c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d) the following terms have the following meanings:

“Assignment” means this Assignment of Insurances, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” has the meaning given such term in Section 2.01.

“Designated Equipment” means all of Assignor’s now owned and hereafter acquired equipment, wherever located, including containers, chassis’, tractors, vehicle transportation modules, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Designated Inventory” means all of Assignor’s now owned or hereafter existing acquired goods, wherever located, which (a) are leased by Assignor as lessor, (b) are held by Assignor for sale or lease or to be furnished under a contract of service, (c) are furnished by Assignor under a contract of service, or (d) consist of raw materials, work in progress, finished goods or materials used or consumed in a business, provided that the term “Designated Inventory” shall not include Designated Equipment.

“Excluded Accounts Receivable” means all present and future rights of Assignor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Designated Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from Assignor’s operation or use of any Vessel or other Designated Equipment included in the Collateral but excluding amounts due from a third party in respect of the operation or use by a third party of any such Vessel or Designated Equipment pursuant to the lease, charter or other disposition of such Vessel or Designated Equipment), (c) for a secondary obligation relating to Excluded Accounts Receivable incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Excluded Accounts Receivable.

“Insurances” has the meaning given such term in Section 2.01.

“Obligations” has the meaning given to such term in the Security Agreement by and between the Assignor and the Trustee of even date herewith, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Secured Creditors” means the collective reference to the Trustee and the holders of the Notes.

“Secured Documents” means the collective reference to the Indenture, the Notes, the other Note Documents (as such term is defined in the Indenture) and any other document made, delivered or given in connection with any of the foregoing.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the

2

provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Vessels” means the vessels described in Exhibit A.

Section 1.02 Rules of Construction. Section 1.04 of the Indenture is hereby incorporated herein by reference and shall apply to this Assignment, mutatis mutandis.

ARTICLE II

ASSIGNMENT

Section 2.01 Assignment. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Assignor does hereby assign, transfer and convey to the Trustee, its successors and assigns, and does hereby grant to the Trustee, its successors and assigns, a first priority continuing security interest in, lien on and right of setoff against, all of the following Property, wherever located, whether now owned or at any time hereafter acquired by the Assignor or in which the Assignor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”): all policies and contracts of insurance, including, without limitation, the Assignor’s rights under all entries in any protection and indemnity or war risks associations or clubs, which are from time to time taken out by or for the Assignor in respect of the Vessels, their hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof and all other rights of the Assignor in respect thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the “Insurances”), and in and to all moneys and claims for moneys in connection therewith and all proceeds and products of all of the foregoing. Notwithstanding anything to the contrary contained herein, the term “Collateral” shall not include the Excluded Accounts Receivable.

In addition to the rights granted to the Trustee, the Assignor hereby further transfers and assigns to the Trustee by way of security any and all such Liens, financing statements or similar interests of the Assignor attributable to its interest in the Collateral arising under or created by any statutory provision, judicial decision or otherwise.

Section 2.02 Payments. During the continuance of an Event of Default, the Trustee shall be entitled to receive all payments of Insurances in respect of any Vessel payable to the Assignor and assigned hereby. The Assignor shall cause all sums so payable to the Assignor and assigned hereby to be paid directly to the Trustee to an account designated by the Trustee for such purpose. THE ASSIGNOR AGREES TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL PARTIES (INCLUDING FOR SUCH PERSONS’ OWN ORDINARY NEGLIGENCE) MAKING PAYMENTS TO THE TRUSTEE UNDER THE ASSIGNMENT CONTAINED HEREIN, AGAINST ANY AND ALL LIABILITIES, ACTIONS, CLAIMS, JUDGMENTS, COSTS, CHARGES AND ATTORNEYS’ FEES RESULTING FROM THE DELIVERY OF SUCH PAYMENTS TO THE TRUSTEE, AND ALL SUCH AMOUNTS TOGETHER WITH SUCH INTEREST THEREON SHALL BE PART OF THE OBLIGATIONS. THE INDEMNITY AGREEMENT CONTAINED IN THE PREVIOUS SENTENCE IS MADE FOR THE DIRECT BENEFIT

3

OF AND SHALL BE ENFORCEABLE BY ALL SUCH PERSONS. Should the Trustee bring suit against any third party for collection of any amount or sums included within this assignment (and the Trustee shall have the right to bring any such suit), it may sue either in its own name, in the names of the holders of the Notes or in the name of the Assignor, or any of the foregoing. As used in this Section 2.02, the term Trustee shall collectively mean and include not only the Trustee described herein but also any holder of a Note, and any respective Persons owned or controlled by or affiliated with the Trustee.

Section 2.03 Performance under Insurances; No Duty of Inquiry. The Assignor hereby undertakes that it shall punctually perform all of its obligations under all Insurances pertaining to the Vessels to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all Insurances pertaining to the Vessels to perform the obligations assumed by it thereunder, and the Trustee shall have no obligation or liability of any nature whatsoever under any such Insurances (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) by reason of, or arising out of, this Assignment, nor shall the Trustee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such Insurances. Nothing in this Assignment shall be deemed or construed to create a delegation to or assumption by the Trustee, of the duties and obligations of the Assignor under any agreement or contract relating to the Vessels or the Insurances. All of the parties to any such Insurances or contracts shall continue to look to the Assignor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Assignor thereunder, notwithstanding the assignment herein made or the exercise by the Trustee of any of its rights hereunder or under applicable law. The Trustee shall not be required to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

Section 2.04 No Modification of Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Assignor to make prompt payment of all Obligations, including principal and interest owing thereon, when and as the same become due regardless of whether the Collateral is sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. Nothing in this Assignment is intended to be an acceptance of collateral in satisfaction of or in discharge of the Obligations.

Section 2.05 Affirmative Covenants. Until all of the Obligations have been fully and finally paid and the Indenture and the other Note Documents have been terminated, the Assignor hereby covenants and agrees with the Trustee to:

(a) do, cause to be done or permit to be done each and every act or thing which the Trustee may from time to time reasonably require to be done for the purpose of enforcing the Trustee’s rights under this Assignment and the Assignor will allow its name to be used as and when required by the Trustee for that purpose; and

4

(b) forthwith give notice in the form set out in Exhibit D attached hereto, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessels and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessels and are endorsed to provide that the Trustee shall be named in a manner such that it is afforded the stature of additional insureds, as its interest may appear, and the Trustee shall be named loss payee.

Section 2.06 Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Collateral hereby assigned to anyone other than the Trustee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

Section 2.07 Notices; Loss Payable Clauses.

(a) All Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit B hereto or in such other form as the Trustee may agree; and

(b) All entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries relating to the Vessels shall contain a loss payable and notice of cancellation clause in the form of Exhibit C hereto or in such other form as the Trustee may agree.

Section 2.08 Attorney-in-Fact. The Trustee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Trustee shall have the right, at its election, in the name of the Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Trustee in order to collect such funds and to protect the interests of the Trustee and the holders of the Notes, and/or the Assignor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Assignor. The Assignor does hereby irrevocably appoint and constitute the Trustee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound, and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises, and to file, without the signature of the Assignor, any and all financing statements or similar documents, other instruments, documents or agreements or renewals thereof arising from this Assignment which the Trustee may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted hereby; provided, however, the Trustee shall not take any action pursuant to the power granted by this Section 2.08 unless an Event of Default shall have occurred and be continuing. Such appointment of the Trustee as attorney-in-fact is irrevocable and is coupled with an interest. Nothing contained in this Section 2.08 shall

5

be deemed or considered as creating any obligation on the part of the Trustee to take any of the actions described herein.

Section 2.09 Application of Proceeds. All moneys collected or received by the Trustee pursuant to this Assignment shall be applied as provided in Section 6.10 of the Indenture.

Section 2.10 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given herein, in the Indenture and the other Note Documents to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy of the Trustee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Without limitation of the foregoing, during the continuation of an Event of Default, the Trustee shall have the rights and remedies of a secured party under the Uniform Commercial Code. No delay or omission by the Trustee in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Trustee of any security or of any payment of or on account of any of the amounts due from the Assignor to the Trustee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

Section 2.11 Invalidity. If any provision of this Assignment shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Assignment is rendered either wholly or partly defective, the Assignor shall furnish the Trustee with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Assignment.

Section 2.12 Continued Security. It is declared and agreed that the security created by this Assignment shall be held by the Trustee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor in connection with the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee for all or any part of the moneys hereby secured.

Section 2.13 Termination. The Trustee shall terminate this Assignment and release the Collateral only in compliance with the provisions of Section 10.03 of the Indenture and the relevant provisions of this Agreement. Except as may be expressly applicable pursuant to

6

Section 9-620 of the UCC, no action taken or omission to act by the Trustee or the holders of the Notes hereunder shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Trustee and the holders of the Notes shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in the Indenture. If this Assignment has terminated and any payment actually received by the Trustee is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Assignment shall be reinstated and its provisions will continue in effect for the benefit of the Trustee and the Noteholders until such amounts are fully and finally paid in cash.

Section 2.14 Notices. Any notices or communications hereunder shall be made in accordance with Section 12.02 of the Indenture.

Section 2.15 Waiver; Amendment. No amendment, modification, or waiver of any provision of this Assignment, and no consent with respect to any departure of the Assignor therefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article IX of the Indenture.

Section 2.16 Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Trustee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Trustee may deem desirable in obtaining the full benefits of this Assignment (including, without limitation, in connection with the perfection of the security interest created hereby) and of the rights and powers herein granted.

Section 2.17 Governing Law. This Assignment shall be governed by and construed in accordance with, the internal laws of the State of New York.

7

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

TRAILER BRIDGE INC.

By:

Name:

Title:

Signature Page to Assignment of Insurances

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Signature Page to Assignment of Insurances

EXHIBIT A

TO ASSIGNMENT OF INSURANCES

Vessels

Vessel	Official No.
Barge SAN JUAN - JAX BRIDGE	667317

Barge JAX – SAN JUAN BRIDGE	667879

Floating Ramp 575	544556

All of the foregoing are United States flag Vessels.

Exhibit A

EXHIBIT B

LOSS PAYABLE CLAUSE

Hull and Machinery (War Risks)

Loss, if any, in excess of $250,000 payable to Wells Fargo Bank, National Association, as Trustee, as mortgagee (the “Mortgagee”), for distribution by it to itself, and the underwriters shall make all payments hereunder directly to the Mortgagee pursuant to its instructions. Notwithstanding the preceding sentence, unless otherwise required by the Mortgagee by notice to the underwriters stating that a Mortgage Default is continuing, although losses hereunder are payable to the Mortgagee, any loss (other than an actual or constructive total loss) with respect to the Vessel involving any damage to the Vessel, may be paid directly for the repair, salvage or other charges involved or, Assignor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay Assignor as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S. $250,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of the actual total loss or agreed, compromised or constructive total loss of the Vessel, payment shall be made to the Mortgagee, for deposit into an account designated for such purpose by the Mortgagee.

The Mortgagee shall be advised:

1.	at least 30 days before cancellation of this insurance may take effect;

2.	of any failure to renew any such insurance at least 30 days prior to the date of renewal thereof;

3.	of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

4.	of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

Exhibit B

EXHIBIT C

LOSS PAYABLE CLAUSE

Protection and Indemnity

Payment of any recovery in excess of $250,000 that Trailer Bridge, Inc. (the “Owner”) is entitled to make out of the funds of the Insurer in respect of any liability, costs or expenses incurred by it shall be made to Wells Fargo Bank, National Association, As Trustee, as mortgagee (the “Mortgagee”), and all recoveries shall thereafter be paid directly to the Mortgagee. Notwithstanding the preceding sentence, unless otherwise required by the Mortgagee by notice to the underwriters stating that a Mortgage Default is continuing, although losses hereunder are payable to the Mortgagee, any loss under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to Assignor to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred; provided, however, that if any such payment is in excess of U.S. $250,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

The Mortgagee shall be advised:

1.	at least 30 days before cancellation of this insurance may take effect;

2.	of any failure to renew any such insurance at least 30 days prior to the date of renewal thereof;

3.	of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

4.	of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

Exhibit C

EXHIBIT D

NOTICE OF ASSIGNMENT OF INSURANCES

TO:

TAKE NOTICE:

1.	that by an Assignment of Insurances dated the first day of December, 2004 made by us to Wells Fargo Bank, National Association, as Trustee (acting in such capacity, together with its successors and assigns, the “Trustee”), a copy of which is attached hereto, we have collaterally assigned to the Trustee as from the date hereof, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any protection and indemnity or war risk association or club, which are from time to time taken out by us in respect of the [ ] flag vessel (the “Vessel”), Official No. , and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the “Insurances”).

2.	that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under all Insurances, except entries in protection and indemnity associations or clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit B of the Assignment of Insurances.

3.	all entries in protection and indemnity associations or clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit C of the Assignment of Insurances.

4.	that you are hereby instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.

DATED AS OF THE      day of                     , 2004.

TRAILER BRIDGE, INC.

By:

Name:

Title:

Exhibit D

We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:

By:

Name:

Title:

Exhibit D